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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 1999 (except for Note 6, as to which the date is February 3, 1999) included in Station Casinos, Inc.'s Annual Report on Form 10-K for the nine months ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                        /s/ Arthur Andersen LLP
                                                        -----------------------

                                                            ARTHUR ANDERSEN LLP

Las Vegas, Nevada
June 7, 1999